Exhibit 99.1

MEDIA CONTACT: Kimberly Kuo Senior Vice President Public Affairs, Communications & Communities Kimberly.Kuo@ccbcc.com (704) 557-4584	INVESTOR CONTACT: Scott Anthony Executive Vice President & Chief Financial Officer Scott.Anthony@ccbcc.com (704) 557-4633

Fourth Quarter 2018 Highlights

Q4 2018 net sales grew 1.7% versus Q4 2017.

“We are pleased with our fourth quarter operating results and the momentum we are carrying into 2019. The progress we made in pricing, operating expense management and capital spending delivered meaningful sequential improvement in our operating results. We are grateful for the hard work of our teammates as we believe these actions have positioned us well in the marketplace for 2019.”

- Frank Harrison

Chairman & CEO

Coca-Cola Consolidated

Gross margin was flat in Q4 2018 compared to prior year. Adjusted(a) gross margin increased 70 basis points from Q4 2017.

Income from operations was $12.8 million in Q4 2018, as compared to $0.5 million in Q4 2017. Adjusted(a) income from operations in Q4 2018 was up $21.6 million versus prior year.

Key Results

(in millions, except	Fourth Quarter		Change		Fiscal Year		Change
per share data)	2018	2017	# / $	%	2018	2017	# / $	%
Physical case volume	82.9	83.3	(0.4)	-0.5%	337.7	323.8	13.9	4.3%
Net sales	$1,136.6	$1,117.6	$19.0	1.7%	$4,625.4	$4,287.6	$337.8	7.9%
Gross profit	$380.6	$374.9	$5.7	1.5%	$1,555.7	$1,504.9	$50.8	3.4%
Gross margin	33.5%	33.5%			33.6%	35.1%
Income from operations	$12.8	$0.5	$12.3	N/M	$57.9	$101.5	$(43.6)	N/M
Basic net income (loss) per share	$(2.88)	$8.35	$(11.23)	N/M	$(2.13)	$10.35	$(12.48)	N/M

Bottle/Can Sales	Fourth Quarter		Change		Fiscal Year		Change
(in millions)	2018	2017	$	%	2018	2017	$	%
Sparkling beverages	$615.5	$611.6	$3.9	0.6%	$2,395.2	$2,265.7	$129.5	5.7%
Still beverages	$339.9	$316.6	$23.3	7.4%	$1,471.5	$1,315.2	$156.3	11.9%

(a)

The discussion of the results for the fourth quarter and fiscal year includes selected non-GAAP financial information, such as “adjusted” results. The schedules in this press release reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures.

Fourth Quarter 2018 Review

CHARLOTTE, February 26, 2019 – Coca‑Cola Consolidated, Inc. (NASDAQ:COKE) today reported operating results for the fourth quarter and fiscal year ended December 30, 2018.

Revenue grew 1.7% for the quarter. Revenue growth for the full year was 7.9% versus 2017, reflecting full year physical case volume growth of 4.3%. This revenue growth reflected the results of strong pricing initiatives across our territories, partially offset by a decrease in sales of manufactured products to other Coca‑Cola bottlers, which approximated a 2% decrease to revenue for the quarter. The Company’s results in Q4 2018 are now comparable on a territory basis, as we have cycled all the transactions completed during our system transformation initiative.

Our Q4 2018 results include sales of the newest addition to our brand portfolio, BodyArmor. While the initial sales of BodyArmor were not material to our Q4 2018 results, we are excited to have this fast-growing, premium sports drink brand in a large portion of our territories.

Gross margin in Q4 2018 was flat compared to prior year (33.5% in both periods), and adjusted(a) gross margin was 70 basis points higher in Q4 2018 than in Q4 2017 (34.2% versus 33.5%). This improvement, on an adjusted(a) basis, reflects the results of pricing initiatives taken throughout the second half of the year as the Company worked to overcome significantly higher input costs. Dave Katz, President and Chief Operating Officer, commented, “Our team moved aggressively and swiftly in the second half of the year to offset higher input and freight costs. These actions enabled us to start 2019 with product margins which we believe more accurately reflect the value of our brands and provide an operating structure that will enable continued success in the marketplace. We anticipate these actions, combined with a strong focus on execution and operating efficiency, will drive improved profits and free cash flow in 2019.”

Selling, delivery and administrative (“SD&A”) expenses in Q4 2018 decreased $6.6 million, or 1.8%, as compared to prior year. Our SD&A leverage in the quarter improved 110 basis points versus Q4 2017 (32.4% versus 33.5%). The favorability was driven by actions taken in the latter part of Q2 2018 to optimize our operating structure and diligently manage expenses. During the latter part of Q4 2018, we took additional actions to drive efficiency and productivity. These actions required severance and outplacement expenses totaling $3.8 million during the quarter. We believe these actions will result in annual cost savings of $5 million to $7 million. We continue to look for opportunities to drive scale advantages and leverage our cost structure.

We have completed our system transformation transactions and are nearing steady state from an IT system perspective. Our Q4 2018 results included $10.6 million of system transformation expenses, which was a

$6.6 million improvement versus prior year. We anticipate spending between $5 million to $7 million on system transformation expenses in the first half of fiscal 2019 as we complete our IT conversion.

Income from operations was $12.8 million in Q4 2018, up $12.3 million from Q4 2017. Adjusted(a) income from operations was $38.7 million in Q4 2018, up $21.6 million versus prior year.

Capital spending for Q4 2018 was $25.1 million, bringing full year 2018 capital investments to $138.2 million. This lower spending level reflects actions taken in 2018 to reduce capital spending in order to preserve cash during a challenging year. We anticipate capital spending in fiscal 2019 to be in the range of $150 million to $180 million as we continue our focus on making prudent, long-term investments to support the growth of the Company. Cash flows from operations for Q4 2018 and full year 2018 were $142.9 million and $168.9 million, respectively. Improved cash generation is a key focus area for 2019 as we work to improve our profitability, reduce our financial leverage and further strengthen our balance sheet.

About Coca‑Cola Consolidated, Inc.

Coke Consolidated is the largest Coca-Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 117 years, we have been deeply committed to the consumers, customers, and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell, and deliver beverages of The Coca‑Cola Company and other partner companies in more than 300 brands and flavors to more than 66 million consumers in territories spanning 14 states and the District of Columbia.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in system transformation transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2017 Annual Report on Form 10‑K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

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FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)

	Fourth Quarter		Fiscal Year
(in thousands, except per share data)	2018	2017	2018	2017
Net sales(b)	$1,136,571	$1,117,630	$4,625,364	$4,287,588
Cost of sales	755,924	742,725	3,069,652	2,782,721
Gross profit(b)	380,647	374,905	1,555,712	1,504,867
Selling, delivery and administrative expenses(b)	367,831	374,435	1,497,810	1,403,320
Income from operations	12,816	470	57,902	101,547
Interest expense, net	12,889	11,262	50,506	41,869
Other income (expense), net	(27,241)	27,030	(30,853)	(9,565)
Gain on exchange transactions	-	12,893	10,170	12,893
Income (loss) before income taxes	(27,314)	29,131	(13,287)	63,006
Income tax expense (benefit)	(1,518)	(51,641)	1,869	(39,841)
Net income (loss)	(25,796)	80,772	(15,156)	102,847
Less: Net income attributable to noncontrolling interest	1,180	2,850	4,774	6,312
Net income (loss) attributable to Coca-Cola Consolidated, Inc.	$(26,976)	$77,922	$(19,930)	$96,535

Basic net income (loss) per share based on net income (loss) attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$(2.88)	$8.35	$(2.13)	$10.35
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$(2.88)	$8.35	$(2.13)	$10.35
Weighted average number of Class B Common Stock shares outstanding	2,213	2,193	2,209	2,188

Diluted net income (loss) per share based on net income (loss) attributable to Coca-Cola Consolidated, Inc.:
Common Stock	$(2.88)	$8.31	$(2.13)	$10.30
Weighted average number of Common Stock shares outstanding – assuming dilution	9,354	9,374	9,350	9,369

Class B Common Stock	$(2.87)	$8.32	$(2.13)	$10.29
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,213	2,233	2,209	2,228

(b)

Consideration paid to customers under certain contractual arrangements for exclusive distribution rights and sponsorship privileges was historically presented as SD&A expense. The Company has revised the presentation of the consideration paid to a reduction of net sales for all periods presented, which it believes is consistent with the presentation used by other companies in the beverage industry.

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)

(in thousands)	December 30, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$13,548	$16,902
Trade accounts receivable, net	427,749	388,416
Accounts receivable, other	75,408	104,956
Inventories	210,033	183,618
Prepaid expenses and other current assets	70,680	100,646
Total current assets	797,418	794,538
Property, plant and equipment, net	990,532	1,031,388
Leased property under capital leases, net	23,720	29,837
Other assets	115,490	116,209
Goodwill	165,903	169,316
Other identifiable intangible assets, net	916,865	931,672
Total assets	$3,009,928	$3,072,960

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$8,617	$8,221
Accounts payable and accrued expenses	593,120	631,231
Total current liabilities	601,737	639,452
Deferred income taxes	127,174	112,364
Pension and postretirement benefit obligations and other liabilities	694,817	738,971
Long-term debt and obligations under capital leases	1,131,034	1,123,266
Total liabilities	2,554,762	2,614,053

Equity:
Stockholders’ equity	358,187	366,702
Noncontrolling interest	96,979	92,205
Total liabilities and equity	$3,009,928	$3,072,960

FINANCIAL STATEMENTS CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Fiscal Year
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income (loss)	$(15,156)	$102,847
Depreciation expense, amortization of intangible assets and deferred proceeds, net	187,256	168,841
Deferred income taxes	9,366	(58,111)
(Gain) loss on exchange transactions	(10,170)	(12,893)
Proceeds from bottling agreements conversion	-	91,450
Proceeds from Legacy Facilities Credit	1,320	30,647
Stock compensation expense	5,606	7,922
Fair value adjustment of acquisition related contingent consideration	28,767	3,226
System Transformation transactions settlements	-	(6,996)
Gain on acquisition of Southeastern Container preferred shares in CCR redistribution	-	(6,012)
Change in assets and liabilities (exclusive of acquisitions)	(47,162)	(18,757)
Other	9,052	5,652
Net cash provided by operating activities	$168,879	$307,816

Cash Flows from Investing Activities:
Acquisition of distribution territories and regional manufacturing facilities related investing activities	$4,245	$(272,258)
Net cash paid for exchange transactions	(13,116)	(19,393)
Portion of Legacy Facilities Credit related to Mobile, Alabama facility	-	12,364
Additions to property, plant and equipment (exclusive of acquisitions)	(138,235)	(176,601)
Other	3,161	(3,007)
Net cash used in investing activities	$(143,945)	$(458,895)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility and proceeds from issuance of Senior Notes	$506,000	$573,000
Payments on Revolving Credit Facility and Term Loan Facility	(490,500)	(393,000)
Cash dividends paid	(9,353)	(9,328)
Payment of acquisition related contingent consideration	(24,683)	(16,738)
Principal payments on capital lease obligations	(8,221)	(7,485)
Debt issuance fees	(1,531)	(318)
Net cash provided by financing activities	$(28,288)	$146,131

Net decrease in cash during period	$(3,354)	$(4,948)
Cash at beginning of period	16,902	21,850
Cash at end of period	$13,548	$16,902

NON-GAAP FINANCIAL MEASURES(c) The following tables reconcile reported GAAP results to adjusted/organic results (non-GAAP):

	Fourth Quarter		Fiscal Year
(in thousands)	2018	2017	2018	2017
Total bottle/can sales	$955,363	$928,221	$3,866,704	$3,580,924
Total other sales	181,208	189,409	758,660	706,664
Total net sales	$1,136,571	$1,117,630	$4,625,364	$4,287,588

Total bottle/can sales	$955,363	$928,221	$3,866,704	$3,580,924
Less: Acquisition/divestiture related sales	-	-	546,284	370,992
Organic net bottle/can sales (non-GAAP)	$955,363	$928,221	$3,320,420	$3,209,932
Increase in organic net bottle/can sales	2.9%		3.4%

	Fourth Quarter		Fiscal Year
(in millions)	2018	2017	2018	2017
Physical case volume	82.9	83.3	337.7	323.8
Less: Acquisition/divestiture related physical case volume	-	-	48.7	35.1
Organic physical case volume	82.9	83.3	289.0	288.7
Increase (decrease) in organic physical case volume	-0.5%		0.1%

	Fourth Quarter 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$380,647	$367,831	$12,816	$(27,314)	$(26,976)	$(2.88)
System Transformation Transactions expenses	835	9,763	10,598	10,598	8,403	0.90
Workforce optimization expenses	-	3,745	3,745	3,745	2,902	0.31
Fair value adjustment of acquisition related contingent consideration	-	-	-	27,183	20,729	2.21
Fair value adjustments for commodity hedges	7,600	3,986	11,586	11,586	8,859	0.95
Other tax adjustments	-	-	-	-	3,047	0.33
Total reconciling items	8,435	17,494	25,929	53,112	43,940	4.70
Adjusted results (non-GAAP)	$389,082	$385,325	$38,745	$25,798	$16,964	$1.82

	Fourth Quarter 2017
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$374,905	$374,435	$470	$29,131	$77,922	$8.35
System Transformation Transactions expenses	373	16,798	17,171	17,171	5,052	0.54
System Transformation Transactions settlements	-	-	-	(2,446)	(2,122)	(0.22)
Gain on exchange of franchise territories	-	-	-	(529)	(228)	(0.02)
Mobile, Alabama portion of Legacy Facility credit	-	-	-	(12,364)	(5,329)	(0.57)
Southeastern preferred shares from CCR income	-	-	-	(6,012)	(2,591)	(0.28)
Fair value adjustment of acquisition related contingent consideration	-	-	-	(19,914)	(13,384)	(1.44)
Fair value adjustments for commodity hedges	(749)	160	(589)	(589)	4	-
Tax Cuts and Jobs Act impact	-	-	-	-	(66,595)	(7.14)
Other tax adjustments	-	-	-	-	317	0.03
Total reconciling items	(376)	16,958	16,582	(24,683)	(84,876)	(9.10)
Adjusted results (non-GAAP)	$374,529	$391,393	$17,052	$4,448	$(6,954)	$(0.75)

	Fiscal Year 2018
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income (loss) before income taxes	Net income (loss)	Basic net income (loss) per share
Reported results (GAAP)	$1,555,712	$1,497,810	$57,902	$(13,287)	$(19,930)	$(2.13)
System Transformation Transactions expenses	1,174	42,162	43,336	43,336	33,022	3.53
Gain on exchange transactions	-	-	-	(10,170)	(7,648)	(0.82)
Workforce optimization expenses	-	8,555	8,555	8,555	6,519	0.70
Fair value adjustment of acquisition related contingent consideration	-	-	-	28,767	21,920	2.34
Amortization of converted distribution rights	2,231	-	2,231	2,231	1,678	0.18
Fair value adjustments for commodity hedges	10,376	4,349	14,725	14,725	11,220	1.20
Tax Cuts and Jobs Act impact	-	-	-	-	(1,989)	(0.21)
Other tax adjustments	-	-	-	-	2,388	0.26
Total reconciling items	13,781	55,066	68,847	87,444	67,110	7.18
Adjusted results (non-GAAP)	$1,569,493	$1,552,876	$126,749	$74,157	$47,180	$5.05

	Fiscal Year 2017
(in thousands, except per share data)	Gross profit	SD&A expenses	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,504,867	$1,403,320	$101,547	$63,006	$96,535	$10.35
System Transformation Transactions expenses	752	48,793	49,545	49,545	26,160	2.80
System Transformation Transactions settlements	-	-	-	6,996	3,694	0.40
Gain on exchange of franchise territories	-	-	-	(529)	(228)	(0.02)
Mobile, Alabama portion of Legacy Facility credit	-	-	-	(12,364)	(5,329)	(0.57)
Southeastern preferred shares from CCR income	-	-	-	(6,012)	(2,591)	(0.28)
Fair value adjustment of acquisition related contingent consideration	-	-	-	3,226	1,703	0.18
Fair value adjustments for commodity hedges	(2,815)	(315)	(3,130)	(3,130)	(1,653)	(0.18)
Tax Cuts and Jobs Act impact	-	-	-	-	(66,595)	(7.14)
Other tax adjustments	-	-	-	-	(1,839)	(0.20)
Total reconciling items	(2,063)	48,478	46,415	37,732	(46,678)	(5.01)
Adjusted results (non-GAAP)	$1,502,804	$1,451,798	$147,962	$100,738	$49,857	$5.34

(c)

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through system transformation transactions with The Coca‑Cola Company and the conversion of its information technology systems, the Company believes these non‑GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Organic net sales and organic sales volume include results from our distribution territories not impacted by acquisition or divestiture activity during 2017. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.